UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)
2105 City West Blvd., Suite 500 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On December 6, 2013, the Board of Directors of Omega Protein Corporation (the “Company”) approved a plan to streamline its Gulf of Mexico operations and increase efficiencies through the permanent closure of the Company’s menhaden fish processing plant located in Cameron, Louisiana and the re-deployment of certain vessels from that facility.

The strategic decision to close the facility and re-deploy these vessels is the result of the Company’s efforts to improve financial performance by increasing the utilization of its existing assets and reducing maintenance-related capital expenditures. After a thorough review of its fishing facility operations and anticipated future capital requirements, the Company believes that consolidating its two western Gulf of Mexico facilities into a single facility based in Abbeville, Louisiana would improve long term operating and capital efficiencies.

Accordingly, the Company developed a plan to close the Cameron facility and re-deploy a portion of that facility’s vessels and employees to the Company’s other Gulf Coast facilities located in Abbeville, Louisiana and Moss Point, Mississippi. There are approximately 60 full-time employees and 120 seasonal employees affected by the decision.

In connection with the closure, the Company currently estimates that it will incur future cash expenditures of approximately $0.5 to $0.7 million for termination benefits and other employee separation costs, and approximately $0.6 million for non-cancellable facility lease rent payments, both of which will result in pre-tax charges in the fourth quarter of 2013, and up to $0.3 million for equipment relocation costs.

In addition, the Company anticipates taking pre-tax charges of approximately $7 to $10 million, primarily in the fourth quarter of 2013, for impairment and other charges related to buildings, vessels, machinery and equipment that will no longer be utilized.

The Company expects that it may have additional expenses related to (1) obligations under its lease for the Cameron facility to remove certain improvements at the facility that may be requested by the landlord, and (2) environmental assessment and potential environmental clean-up costs associated with the facility. The Company cannot estimate what these costs may be at the current time but will file an amended Current Report on Form 8-K after it determines reasonable estimates for these costs.

The Company expects the closure process to begin immediately and to occur over the next 12 to 24 months, during which time it will incur the majority of the anticipated closure costs.

The Company caught 70% of its 2013 fish catch in the Gulf of Mexico, and over the last 3 years has caught an average of 69% of its fish catch in the Gulf of Mexico. Of the Gulf fish catch, 29% was caught by vessels originating from the Cameron facility in 2013, and over the last 3 years an average of 27% of the Company’s Gulf fish catch was caught by Cameron-based vessels. Of the 7 vessels that fished from Cameron in 2013, the Company expects to reassign 4 vessels to its other Gulf of Mexico operations for fishing in 2014. In a normal fishing season, the Company would expect these reassigned vessels to catch approximately one fourth to one half of the fish catch that would otherwise have been caught by Cameron-based vessels.

After adjusting for closure-related costs and assuming normal operating results and historical catch and yield averages, the Company does not expect the closure to significantly impact cost per ton for the 2014 fishing season.

The Cameron closure will reduce the Company’s number of fish processing facilities by 25% and its number of operating fishing vessels by 10%, and the Company expects a decrease in fishing-related capital expenditures consistent with those reductions. As a basis of comparison, the Company’s fishing-related capital expenditures totaled $23.0 million in 2012 and $23.1 million in 2011.

On December 10, 2013, the Company issued a press release announcing the closing of its Cameron, Louisiana facility, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K contains statements that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “likely,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. In particular, the estimated costs and charges described in this Current Report on Form 8-K are forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

●	the expected benefits to be received and the expected costs and charges to be incurred in connection with the closing of the Cameron facility and re-deployment of certain vessels;

●	the timing of the closing of the Cameron facility and re-deployment of certain vessels;

●	separation and severance amounts for employees that differ from original estimates because of the timing of employee terminations;

●	amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates;

●	amounts for removal of facility improvements and/or for environmental assessment and any potential clean-up costs;

●	amounts for equipment re-location costs that differ from original estimates;

●	assumptions about future cost per ton and revenue per ton being incorrect; and

●	assumptions about future fish catch by re-assigned fishing vessels being incorrect.

The Company cannot guarantee that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures that the Company may make on related subjects in its reports on Forms 10-Q, 8-K and 10-K. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
None.

(b)	Pro Forma Financial Information
None.

(c)	Shell Company Transactions
None.

(d)	Exhibits

99.1 Press Release of Omega Protein Corporation dated December 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: December 10, 2013	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel